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Statement Re: Computation of Earnings Per Share                     Exhibit 11.1

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

                                                     Three Months Ended   Three Months Ended   Six Months Ended   Six Months Ended
                                                         July 4, 1997        June 30, 1996        July 4, 1997      June 30, 1996
                                                    -------------------- -------------------- ------------------ ------------------

Weighted average shares outstanding                          9,096,989            5,591,628           9,077,046          5,590,696
Effect of common and common
      equivalent shares issued by the Company
      during the twelve month period
      immediately preceeding the Company's
      registration for initial public offering
      on August 2, 1996, as if they were
      outstanding for all periods presented
      prior to the registration for initial
      public offering, using the treasury
      stock method                                                   0              310,354                   0            310,354
                                                         -------------        -------------       -------------      -------------
Total shares                                                 9,096,989            5,901,982           9,077,046          5,901,050
                                                         =============        =============       =============      =============
Net loss                                                 $  (2,487,713)       $    (926,162)      $  (4,829,404)     $  (1,888,166)
                                                         =============        =============       =============      =============
Net loss per common and
      common share equivalent                            $       (0.27)       $       (0.16)      $       (0.53)     $       (0.32)
                                                         =============        =============       =============      =============
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